Herman Miller Reports Order Growth in the Third Quarter of FY2010

Webcast to be held Thursday, March 18, 2010, at 9:30 AM EDT

Release	Immediate
Date	March 17, 2010
Contact	Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com Greg Bylsma (616) 654 7578 or greg_bylsma@hermanmiller.com Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc., (NASDAQ: MLHR) today announced results for its third quarter ended February 27, 2010. The period was highlighted by double-digit percentage growth in orders within the company’s international, healthcare, learning and retail vertical markets relative to the same quarter last year. On a consolidated basis, new orders in the quarter were $290 million, representing an increase of 3.8% from the prior year third quarter. Net sales for the third quarter of $329.6 million were 7% below the prior year level. Relative to the second quarter of this fiscal year, net sales and orders showed typical seasonal pattern declines of 4.1% and 16.1%, respectively. On an adjusted basis, excluding $2.3 million in pretax restructuring charges, operating earnings and earnings per share in the third quarter were $19.1 million and $0.15, respectively. These amounts compare to adjusted operating earnings of $20.6 million and earnings per share of $0.18 in the prior year third quarter – a period in which pretax restructuring expenses totaled $23.4 million.

Including the impact of restructuring charges, Herman Miller reported third quarter operating earnings and earnings per share of $16.8 million and $0.12, respectively. In the same quarter last year, the company reported a loss from operations of $(2.8) million and earnings per share of $(0.10).

Brian Walker, Chief Executive Officer, stated, “After five consecutive quarters of declines, it’s a pleasure to report positive growth in orders compared to the prior year. While overall industry conditions remain challenging, this serves as a measurable signal that business conditions have stopped deteriorating. The relative strength in our international, healthcare, learning, and retail businesses supports our strategic direction to diversify our revenue base by investing in market segments outside our core. This strategy has served us well throughout the downturn, and we believe it will continue to prove important as the U.S. and international economies continue to recover.”

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FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)

	Three Months Ended			Nine Months Ended
			%			%
	2/27/10	2/28/09	Chg.	2/27/10	2/28/09	Chg.
Net Sales	$329.6	$354.4	(7.0)	$997.3	$1,310.1	(23.9)
Gross Margin %	31.8%	29.9%	N/A	32.4%	32.3%	N/A
Operating Expenses	$85.7	$85.3	0.5	$266.5	$291.5	(8.6)
Restructuring Expenses	$2.3	$23.4	(90.2)	$7.1	$23.8	(70.2)
Operating Earnings %	5.1%	(0.8)%	N/A	5.0%	8.3%	N/A
Adj. Operating Earnings %*	5.8%	5.8%	N/A	6.1%	10.1%	N/A
Net Earnings	$8.3	$(5.2)	N/A	$26.2	$60.8	(56.9)
Earnings per share–diluted	$0.12	$(0.10)	N/A	$0.43	$1.11	(61.3)
Adj. Earnings per share–diluted*	$0.15	$0.18	(16.7)	$0.56	$1.39	(59.7)
Orders	$290.0	$279.4	3.8	$957.9	$1,240.6	(22.8)
Backlog	$193.6	$206.8	(6.4)

*Items indicated represent Non-GAAP measurements; see “Reconciliation of Non-GAAP Financial Measures” below.

Third Quarter 2010 Financial Results

New orders in the third quarter within Herman Miller’s North American business segment decreased 1% from the prior year period, while non-North American segment orders increased 21.4%. Net sales in the North American business segment totaled $269.5 million in the third quarter, representing a decrease of 8.9% from the same period last fiscal year. The company’s non-North American business segment reported sales of $46.9 million in the third quarter, a 9.5% decrease from a year ago.

Despite lower sales in comparison to the prior year, gross margin in the third quarter improved 190 basis points to 31.8%. The increase was driven by lower commodity costs relative to the prior year and cost savings from the company’s restructuring initiatives. Herman Miller’s third quarter gross margin decreased 40 basis points relative to the second quarter of this fiscal year; a change resulting principally from lower sales and production levels along with comparatively higher commodity costs. Production inefficiencies associated with the consolidation of the Brandrud and Nemschoff manufacturing operations also contributed to the sequential-quarter margin decrease. This consolidation project is scheduled to be completed by the end of fiscal 2010.

Operating expenses in the third quarter totaled $85.7 million, an increase of approximately $0.4 million from the same quarter last year. The expenses for the current quarter include approximately $4.7 million from the consolidation of Nemschoff and also reflect a favorable adjustment related to the contingent value right

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(CVR) component of the Nemschoff purchase price. This adjustment, which was driven by the increase in the company’s stock price during the quarter, resulted in a $1.8 million reduction to operating expenses in the period. On a sequential-quarter basis, operating expenses in the third quarter were $4.2 million lower than the second quarter of this fiscal year. The decrease resulted from lower compensation costs related to the company’s performance-based wage recovery program and the valuation adjustment to the CVR.

Greg Bylsma, Chief Financial Officer, stated, “As expected, the seasonal dip in sales and production schedules put pressure on our margins this quarter. We continue to operate under several initiatives aimed at aligning business expenses with lower revenue levels, including reduced work schedules for the majority of our employees. These programs will continue over the near-term as we navigate the business back to stronger and sustainable revenue levels. The order growth we reported this quarter is a clear step in that direction. In the meantime, we remain committed to balancing today’s profitability goals with the investments required to fuel our future growth.”

The company’s effective tax rate for the quarter was 32.8% compared to 34.0% in the second quarter of this fiscal year and 39.4% in the prior year period. The relatively high rate in the prior year third quarter was driven by the marginal tax rate benefit recorded against the company's loss in the quarter combined with additional benefits resulting from research and developmental credits.

The company’s cash position at the end of the quarter was $123.1 million, down from $192.9 million at the end of fiscal 2009. The reduction was driven principally by first quarter cash outflows associated with the early retirement of debt securities and the Nemschoff acquisition. Cash flow from operations in the third quarter was $8.4 million compared to $18.7 million in the same quarter last year. Capital spending in the quarter was $3.9 million, down from last year’s level of $4.5 million.

Mr. Walker concluded, “Despite the headwinds that remain in the general economy, we’re encouraged by the early signs of recovery and believe we are well positioned for renewed growth in the markets we serve. For all the change and adversity we have faced over the past year, our commitment to thought-leadership and balanced performance within our industry has remained constant. This focus has once again earned us the distinct recognition of being named among the most innovative companies by Fast Company magazine, and among both America’s best employers and most admired companies as surveyed by Fortune magazine. While this is not the first time we have earned a place on these lists, we are especially proud this year given the challenges brought on by the recession. As much as this says about our past accomplishments, we believe it speaks even more about what we are capable of achieving in the future.”

The company announced a live webcast to discuss the results of the fiscal 2010 third quarter on Thursday, March 18, 2010, at 9:30 a.m. EDT. To ensure your access to the webcast, you should allow extra time to visit the company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

Reconciliation of Non-GAAP Financial Measures

This release contains Adjusted Earnings per Share and Adjusted Operating Earnings measures, which are both Non-GAAP financial measures. Adjusted Earnings per Share and Adjusted Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate, and expenses associated with the retirement of debt obligations as transacted through a tender offer. We present Adjusted Earnings per Share and Adjusted Operating Earnings because we

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consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations.

Adjusted Earnings per Share and Adjusted Operating Earnings are not measurements of our financial performance under GAAP and should not be considered an alternative to Earnings per Share or Operating Earnings under GAAP. Adjusted Earnings per Share and Adjusted Operating Earnings have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Earnings per Share and Adjusted Operating Earnings, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Earnings per Share and Adjusted Operating Earnings should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using Adjusted Earnings per Share and Adjusted Operating Earnings only as a supplement.

The following table reconciles Adjusted Earnings per Share to Earnings per Share for the periods indicated.

	Three Months Ended		Nine Months Ended
	02/27/10	02/28/09	02/27/10	02/28/09
Earnings per Share - Diluted	$0.12	$(0.10)	$0.43	$1.11
Add back: Restructuring charges	0.03	0.28	0.08	0.28
Add back: Tender offer settlement charges	--	--	0.05	--
Adjusted Earnings per Share – Diluted	$0.15	$0.18	$0.56	$1.39

The following table reconciles Adjusted Operating Earnings to Operating Earnings for the periods indicated.

	Three Months Ended		Nine Months Ended
	02/27/10	02/28/09	02/27/10	02/28/09
Operating Earnings ($mm)	$16.8	$(2.8)	$49.5	$108.4
Add back: Restructuring charges	2.3	23.4	7.1	23.8
Add back: Tender offer settlement charges	--	--	4.5	--
Adjusted Operating Earnings	$19.1	$20.6	$61.1	$132.2

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About Herman Miller

Herman Miller works for a better world around you—with inventive designs, technologies and related services that improve the human experience wherever people work, heal, learn, and live. Its curiosity, ingenuity, and design excellence create award-winning products and services, resulting in more than $1.6 billion in revenue in fiscal 2009. Innovative business practices and a commitment to social responsibility have also established Herman Miller as a recognized global company. In 2010, Herman Miller was again cited by FORTUNE as the "Most Admired" in its industry and among the "100 Best Companies to Work For" in America, while Fast Company has named Herman Miller among its 2010 "Innovation All-Stars." Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the quarter ended February 27, 2010 follow:
Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)
	Three Months Ended
	February 27, 2010		February 28, 2009

Net Sales	$329.6	100.0%	$354.4	100.0%
Cost of Goods Sold	224.8	68.2%	248.5	70.1%
Gross Margin	104.8	31.8%	105.9	29.9%
Operating Expenses	85.7	26.0%	85.3	24.1%
Restructuring Expenses	2.3	0.7%	23.4	6.6%
Operating Earnings	16.8	5.1%	(2.8)	(0.8)%
Other Expense, net	4.5	1.4%	6.0	1.7%
Earnings before Taxes	12.3	3.7%	(8.8)	(2.5)%
Income Taxes	4.0	1.2%	(3.6)	(1.0)%
Net Earnings	$8.3	2.5%	$(5.2)	(1.5)%

Earnings Per Share – Basic	$0.15		$(0.10)
Weighted Average Basic Common Shares	56,059,694		53,579,262

Earnings Per Share – Diluted	$0.12		(0.10)
Weighted Average Diluted Common Shares	57,559,011		$53,579,262

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Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)
	Nine Months Ended
	February 27, 2010		February 28, 2009

Net Sales	$997.3	100.0%	$1,310.1	100.0%
Cost of Goods Sold	674.2	67.6%	886.4	67.7%
Gross Margin	323.1	32.4%	423.7	32.3%
Operating Expenses	266.5	26.7%	291.5	22.2%
Restructuring Expense	7.1	0.7%	23.8	1.8%
Operating Earnings	49.5	5.0%	108.4	8.3%
Other Expense, net	14.5	1.5%	16.8	1.3%
Earnings before Taxes	35.0	3.5%	91.6	7.0%
Income Taxes	8.8	0.9%	30.8	2.4%
Net Earnings	$26.2	2.6%	$60.8	4.6%

Earnings Per Share – Basic	$0.47		$1.12
Weighted Average Basic Common Shares	55,693,032		54,294,851

Earnings Per Share – Diluted	$0.43		$1.11
Weighted Average Diluted Common Shares	57,300,841		54,732,250

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Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)
	Nine Months Ended
	February 27, 2010	February 28, 2009
Net Earnings	$26.2	$60.8
Cash Flows provided by Operating Activities	62.8	64.4
Cash Flows used for Investing Activities	(54.8)	(20.8)
Cash Flows used for Financing Activities	(77.9)	(12.0)
Effect of Exchange Rates	0.1	(14.6)
Net Increase (Decrease) in Cash	(69.8)	17.0
Cash, Beginning of Year	192.9	155.4
Cash, End of Period	$123.1	$172.4

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

		February 27, 2010	May 30, 2009
Assets
Current assets
Cash and Equivalents		$123.1	$192.9
Marketable Securities		13.9	11.3
Accounts Receivable (net)		150.9	148.9
Inventories (net)		44.1	37.3
Prepaid Expenses and Other		48.7	60.5
Totals		380.7	450.9
Net Property and Equipment		178.6	179.2
Other Assets		200.5	137.2
Total Assets		$759.8	$767.3
Liabilities and Shareholders’ Equity
Current Liabilities
Unfunded Checks		$4.6	$3.9
Current Long-term Debt		--	75.0
Accounts Payable		83.2	79.1
Accrued Liabilities		108.6	124.2
Totals		196.4	282.2
Long-term debt		301.7	302.4
Other Noncurrent Liabilities		181.8	174.7
Total Liabilities		679.9	759.3
Shareholders’ Equity	Totals	79.9	8.0
Total Liabilities and Shareholders’ Equity		$759.8	$767.3

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